Exhibit 10.28

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: [●]	Dated as of [●], 202[●] New York, New York

Digital World Acquisition Corp., a Delaware corporation (the “Maker”), promises to pay to the order of [●], or his, her or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of [●] Dollars ($[●]) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note (unless the full principal is converted pursuant to Section 14 below) shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be payable by the Maker on the date on which Maker consummates its initial business combination pursuant to the Agreement and Plan of Merger dated as of October 20, 2021 (as amended by the First Amendment to Agreement and Plan of Merger, dated May 11, 2022, the Second Amendment to Agreement and Plan of Merger, dated August 9, 2023, the Third Amendment to Agreement and Plan of Merger, dated September 29, 2023, and as may be further amended or supplemented from time to time, the “Merger Agreement”) by and among the Maker, DWAC Merger Sub Inc., ARC Global Investments II, LLC, in the capacity as the representative from and after the Effective Time (as defined in the Merger Agreement) for the stockholders of Maker (other than the Company Security Holders (as defined in the Merger Agreement) as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of the Merger Agreement, the General Counsel of TMTG (as defined in the Merger Agreement) in the capacity as the representative from and after the Effective Time for the Company Stockholders (as defined in the Merger Agreement) as of immediately prior to the Effective Time in accordance with the terms and conditions of the Merger Agreement, and Trump Media & Technology Group Corp. (“TMTG”) (the “Business Combination”) (such date, the “Maturity Date”), subject to Payee’s continued service with the Maker through the Maturity Date. Repayment of the principal amount of this Note (as well as any delivery of shares of Maker’s class A common stock if Payee elects to covert this Note as described in Section 15 below) will also be subject to any withholding taxes and deductions required by applicable laws, as determined by the Maker.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within seven (7) business days after the Maturity Date.

(b) Voluntary Bankruptcy, Etc. If the principal amount is due pursuant to this Note and the commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. If the principal amount is due pursuant to this Note and the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

9. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

10. Severability. Any provision contained in this Note, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in connection with the Maker’s initial public offering (the “IPO”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever; provided, however, that upon the consummation of the Business Combination, Maker shall repay the principal balance of this Note out of the proceeds released to Maker from the trust account, if any, after payment to holders of the public shares in accordance with Section 4 hereof. The foregoing shall bind any permitted assignee or transferee of this Note.

12. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

14. Conversion.

(a) Notwithstanding anything contained in this Note to the contrary, at Payee’s option, and subject to the terms and conditions set forth herein, at any time prior to the Maturity Date, Payee may elect to convert all or a portion of the unpaid principal balance into shares of Class A common stock of the Maker (the “Conversion Shares”), with such conversion effective as of the closing of the Business Combination. The maximum number of Conversion Shares shall be [●], assuming that no portion of the principal balance of this Note has been paid and Payee elects to convert the entire principal balance of this Note into Conversion Shares and the number of Conversion Shares shall be adjusted ratably to reflect Payee’s election to convert less than the full principal balance of this Note into Conversion Shares. The entire portion of the principal amount of this Note not converted to Conversion Shares shall be paid in cash to the Payee at the closing of the Business Combination, subject to any applicable tax withholdings, which shall be determined by the Maker. The Payee shall provide the Maker with any W-9 or W-8 forms or other applicable documents reasonably requested by the Maker, which may be required for such withholding of tax determination.

(b) Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Shares, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates) (Payee or such other persons, the “Holders”) the Conversion Shares, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws.

(c) The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Shares upon conversion of this Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

(d) The Conversion Shares shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law, including, but not limited to, the Securities Act and the applicable rules and regulations of The Nasdaq Stock Market and to the extent required by the Securities Act and the rules thereunder, delivery of the Conversion Shares will not occur until the Maker has an effective registration statement on file with the Securities and Exchange Commission that covers the issuance of the Conversion Shares.

15. Representations and Warranties. The Payee hereby represents and warrants it is (A) an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9), or (12) under the Securities Act); (B) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (C) is acquiring the promissory note (including the underlying shares) only for its own account and not for the account of others and (D) is not acquiring the promissory note (including the underlying shares) with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

16. Registration Rights.

(a) Reference is made to that certain Registration Rights Agreement between Maker and the parties thereto, dated as of September 2, 2021, as amended from time to time (the “Registration Rights Agreement”). All capitalized terms used in this Section 16 shall have the same meanings ascribed to them in the Registration Rights Agreement.

(b) The Holders shall be entitled to one Demand Registration with respect to the Conversion Shares, which shall be subject to the same provisions as set forth in Section 2.1 of the Registration Rights Agreement.

(c) The Holders shall also be entitled to include the Conversion Shares and their underlying securities in Piggyback Registrations, which shall be subject to the same provisions as set forth in Section 2.2 of the Registration Rights Agreement; provided, however, that in the event that an underwriter advises Maker that the Maximum Number of Securities has been exceeded with respect to a Piggyback Registration, the Holders shall not have any priority for inclusion in such Piggyback Registration.

(d) Except as set forth above, the Holders and Maker, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Digital World Acquisition Corp.

By:
Name: Eric Swider
Interim Chief Executive Officer

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